Exhibit 99.1

Press Release

JP ENERGY PARTNERS TO PARTICIPATE IN THE 2014 RBC CAPITAL MARKETS’ MLP CONFERENCE

IRVING, TX — November 13, 2014 (BUSINESS WIRE) — JP Energy Partners LP (“JPE”) (NYSE:JPEP) today announced that J. Patrick Barley, President and Chief Executive Officer, Patrick Welch, Chief Financial Officer, and Jerry Ashcroft, Chief Operating Officer will meet with investors at the 2014 RBC Capital Markets’ MLP Conference in Dallas, Texas on Thursday, November 20, 2014.

The slide presentation to be referenced at the conference will be available on JP Energy’s website at www.jpenergypartners.com in the Investors section.

About JP Energy Partners LP

JP Energy Partners LP (JPEP) is a publicly traded, growth-oriented limited partnership that owns, operates, develops and acquires a diversified portfolio of midstream energy assets. Our operations currently consist of: (i) crude oil pipelines and storage; (ii) crude oil supply and logistics; (iii) refined products terminals and storage; and (iv) NGL distribution and sales, which together provide midstream infrastructure solutions for the growing supply of crude oil, refined products and NGLs in the United States. To learn more, please visit our website at www.jpenergypartners.com.

Contacts

JP Energy Partners LP

Investor Relations, 866-912-3714

investorrelations@jpep.com

Source: JP Energy Partners LP